Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of ParkerVision, Inc. of our report dated March 29, 2018 relating to the financial statements, which appears in this Registration Statement.   We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Jacksonville, Florida
August 21, 2019